FILING FEE: $175.00
BY: STATE AGENT & TRANSFER SYNDIC.
P. O. BOX 2152
CARSON CITY, NEVAD. 89702

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

MAR 21 1985

No. 71-82

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

ALL THINGS, INC.

Pursuant to the provisions of the Nevada Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is: ALL THINGS, INC.

SECOND: The Date of Incorporation was January 7, 1982.

THIRD: Corporate papers were filed with the County Clerk of Elko County on July 2, 1984.

FOURTH: The following amendment was adopted by the shareholders of the corporation on November 15, 1984 at which a quorum was present either in person or by proxy, in the manner prescribed by the Nevada Corporation Act:

ARTICLE I

NAME

The name of the corporation shall be New Environmental Technologies Corporation.

FIFTH: The number of shares of the corporation outstanding at the time of such adoption was 97,000,000 and the number of shares entitled to vote thereon was 97,000,000.

SIXTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

CLASS	NUMBER OF SHARES
Common	97,000,000

SEVENTH: The number of shares voted for such amendment was 92,340,000 and the number of shares voted against such amendment was 0.

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

A stock split is to be involved with this change in capitalization, namely a reverse split of one for ten. Every ten shares of $.0001 par value stock is equal to one share of $.001 par value stock.

NINTH: The number of shares authorized is changed from 100,000,000 to 500,000,000 shares.

NEW ENVIRONMENTAL TECHNOLOGIES

By: John H. Albright
John H. Albright
President

By: X Generoso Panaro
Generoso Panaro
Secretary

STATE OF PENNSYLVANIA)
CITY OF HARRISBURG) ss:
COUNTY OF DAUPHIN)

Before me, Beatrice K. Gower a Notary Public in and for the said County and State, personally appeared John H. Albright who acknowledged before me that he was President of All Things, Inc., a Nevada corporation, and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 8th day of March, 1985.

Beatrice K. Gower
Notary Public
3/8/85

BEATRICE K. GOWER, NOTARY PUBLIC
HARRISBURG, DAUPHIN COUNTY
MY COMMISSION EXPIRES JAN. 30, 1988
Member, Pennsylvania Association of Notaries

STATE OF NEW YORK)
CITY OF NEW YORK) SS: Generoso Panaro
COUNTY OF RICHMOND)

Before me, DANIEL J FINNARTE, a Notary Public in and for the said County and State, personally appeared Generoso Panaro who acknowledged before me that he was Secretary of All Things, Inc., a Nevada corporation, and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 16 day of March, 1985.

Daniel J Finnarone 3/16/85
DANIEL J. FINNARONE
Commissioner of Deeds
City of New York - No. 5-539
Certificate Filed in Richmond Co.
Commission Expires Oct. 1, 1986

Notary Public